UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2009

Ecologic Transportation, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1333 Ocean Avenue, Suite D, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 310 2598

20333 State Highway 249, Suite 200, Houston, Texas 77070
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 5 of this current report, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

As used in this current report and unless otherwise indicated, the terms "we", "us", "our", “Company”, and “Ecologic” mean Ecologic Transportation, Inc., a Nevada corporation, unless otherwise indicated.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On July 2, 2009, our wholly owned subsidiary Ecological Acquisition Corp. was merged into Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) with Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) being the sole surviving entity under the name “Ecologic Sciences, Inc.” and our company being the sole shareholder of the surviving entity. In connection with the closing of the merger, we issued an aggregate of 17,309,486 restricted shares of our common stock representing approximately 75.85% of the issued and outstanding shares of our company to the former shareholders of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.).

The agreement and plan of merger, as amended, supersedes and replaces all prior agreements between the parties.

Following the completion of the acquisition of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.), we are a development stage company that plans to be engaged in the rental of environmentally friendly hybrid electric and low-emission vehicles to the public. In connection with the closing of the acquisition of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.), we have changed our head office location to 1333 Ocean Avenue, Suite D, Santa Monica, California 90401. See “Description of Business”, below.

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Related to our Business

We have a limited operating history, and it is difficult to evaluate our financial performance and prospects. There is no assurance that we will achieve profitability or that we will not discover problems with our business model.

We have a limited operating history. As such, it is difficult to evaluate our future prospects and performance, and therefore we cannot ensure that we will operate profitably in the future.

We have limited funds available for operating expenses. If we do not obtain funds when needed, we will have to cease our operations.

Currently, we have limited operating capital. As of June 1, 2009, our cash available was approximately $226,600. In the foreseeable future, we expect to incur significant expenses when developing our business. We may be unable to locate sources of capital or may find that capital is not available on terms that are acceptable to us to fund our additional expenses. There is the possibility that we will run out of funds, and this may affect our operations and thus our profitability. If we cannot obtain funds when needed, we may have to cease our operations.

Our business plan may not be realized.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including inadequate working capital and a limited operating history. The likelihood of our success must be considered in light of the problems, expenses, complications and delays frequently encountered in connection with the development of a new business. Unanticipated events may occur that could affect the actual results achieved during the forecast periods. Consequently, the actual results of operations during the forecast periods will vary from the forecasts, and such variations may be material. In addition, the degree of uncertainty increases with each successive year presented. There can be no assurance that we will succeed in the anticipated operation of our business plan. If our business plan proves to be unsuccessful, our business may fail and you may lose your entire investment.

We will need additional financing to expand our business, and to implement our business plan. Such financing may not be available on favorable terms, if at all.

If we need funds and cannot raise them on acceptable terms, we may not be able to:

  execute our business plan;
  acquire or lease our proposed fleet of rental cars;
  take advantage of future opportunities, including synergistic acquisitions;
  respond to customers, competitors or violators of our proprietary and contractual rights; or
  remain in operation.

We will have to raise substantial additional capital if we wish to execute our business plan. There can be no assurance that debt or equity financing, or cash generated by operations, will be available or sufficient to meet our requirements. Additional funding may not be available under favorable terms, if at all.

We may be unable to predict accurately the timing and amount of our capital requirements. We have historically financed our activities through the sale of our equity securities, loans and from lines of credit. We may be required to raise additional funds through public or private financing, bank loans, collaborative relationships or other arrangements. It is possible that banks, venture capitalists and other investors may perceive our capital structure or operating history as too great a risk to bear. As a result, additional funding may not be available at attractive terms, or at all. If we cannot obtain additional capital when needed, we may be forced to agree to unattractive financing terms, change our method of operations, curtail operations significantly, obtain funds through entering into arrangements with collaborative partners or others, or issue additional securities. Any future issuances of our securities may result in substantial dilution to existing stockholders.

Our success will depend on our newly assembled senior management team.

Our success will be largely dependent upon the performance of our senior management team. Investors must rely on the expertise and judgment of senior management and other key personnel. The failure to attract and retain individuals with the skill and experience necessary to execute our business plan could have a materially adverse impact upon our prospects. We currently do not have any key man insurance policies and have no current plans to obtain any; therefore, there is a risk that the death or departure of any director, member of management, or any key employee could have a material adverse effect on operations.

We face significant competition in the car rental industry.

The car rental business is highly competitive. We compete against a number of established rental car companies with greater marketing and financial capabilities. Our market specialization is the rental of hybrid electric and low-emissions cars. Although we believe that we will be the first rental company featuring predominately environmentally friendly cars, we may face difficulty competing against other car rental companies should they devote significant resources to such cars. There can be no assurance that one or more competitors may not initiate a rental business similar to ours, thus compromising the differentiating factor for us. Increased competition in the rental car industry may result in reduced operating margins, loss of market share and a diminished brand franchise. There can be no assurance that we will be able to compete successfully against our competitors, and competitive pressures faced by us may have a material adverse effect on our business, prospects, financial condition and results of operations.

We are dependent on fleet financing for acquiring cars.

Our ability to purchase and finance our proposed fleet of rental vehicles will depend on the calculation and assignment of risk for the resale value of the vehicles. There can be no assurance that the financing required to purchase and deploy cars will be available to us in order to meet business projections. Our failure to obtain financing for the acquisition of cars could have a material adverse effect on our business and prospects.

We may not maintain insurance sufficient to cover the full extent of our liabilities.

We intend to maintain various forms of insurance. However, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. Also, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may elect not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or other reasons. The payment of such uninsured liabilities would reduce the funds available to us. The occurrence of a significant event that we are not fully insured against, or the insolvency of the insurer of such event, could have a material adverse effect on our financial position, results of operations or prospects.

We may not be able to obtain all the necessary licenses and permits required to carry on our business activities.

Our operations may require licenses and permits from various governmental authorities. There can be no assurance that we will be able to obtain all necessary licenses and permits that may be required to carry required business activities.

We may not be able to maintain the information technology and computer systems required to serve our customers.

Our reputation and ability to attract retain, and serve customers are dependent upon the reliable performance of our technology infrastructure and fulfillment processes. Interruptions or technical problems could make our systems unavailable to service customers and could diminish the overall attractiveness of our service to potential customers.

Risks Relating to Our Common Shares

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common shares and make it difficult for our shareholders to resell their shares.

Our common shares are quoted on the OTC Bulletin Board service. Trading in shares quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common shares for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, shareholders may have difficulty reselling any of the shares.

Our share is a penny stock. Trading of our share may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our shares.

Our share is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the shares that are subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common shares.

FINRA sales practice requirements may also limit a shareholder's ability to buy and sell our share.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or FINRA, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our share.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common shares.

DESCRIPTION OF BUSINESS

Corporate Overview

The address of our principal executive office is 1333 Ocean Avenue, Suite D, Santa Monica, California 90401. Our telephone number is (310) 310-2598.

Our shares of common stock are currently trading on the OTC Bulletin Board under the Symbol “EGCT.OB”. Our shares of common stock were initially approved for quotation on the OTC Bulletin Board on March 14, 2007 under the name “Heritage Explorations, Inc.” under the symbol “HEEX”. On June 26, 2008, we changed our name to “USR Technology, Inc.” upon completion of our merger with our wholly owned subsidiary, “USR Technology Inc.” and our trading symbol was changed to “USRT”. On September 17, 2008 upon completion of a three (3) for one (1) reverse stock split our trading symbol was changed to “USRI”. There has been intermittent trading in our shares of common stock on the OTC Bulletin Board since we were approved for quotation.

Effective June 11, 2009, we effected a two (2) for one (1) reverse stock split of our issued and outstanding common stock. As a result, our authorized capital decreased from 150,000,000 shares of common stock with a par value of $0.001 to 75,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares decreased from 15,020,017 shares of common stock to 7,510,008 shares of common stock.

Also effective June 11, 2009, we changed our name from “USR Technology, Inc.” to “Ecologic Transportation, Inc.”, by way of a merger with our wholly owned subsidiary Ecologic Transportation, Inc., which was formed solely for the change of name.

Corporate History

We were incorporated in the State of Nevada on September 30, 2005 under the name Heritage Explorations Inc. At inception, we were an exploration stage company engaged in the exploration of mineral properties. On August 6, 2006, we entered into a mineral property option agreement, wherein we were granted an option to acquire a 100% undivided right, title and interest in a total of 2 mineral claim units, known as the Strathy Township claim block, located in the Sudbury Mining Division of Ontario, Canada.

On November 1, 2007, based on information that we had available to us, we determined that the Strathy Township property did not, in all likelihood, contain a commercially viable mineral deposit, and we therefore terminated the option agreement. As a result, we investigated several other business opportunities to enhance shareholder value, and focused on the services sector of the oil and gas industry, specifically the provision of directional drilling services to international oil and gas companies, with emphasis on Ultra-Short Radius (USR), Short Radius (SR) and slim hole applications.

On April 16, 2008, we effected a six (6) for one (1) forward stock split of our authorized and issued and outstanding shares of common stock, as approved by our board of directors. As a result, our authorized capital increased from 75,000,000 shares of common stock with a par value of $0.001 to 450,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital increased from 5,960,000 shares of common stock to 35,760,000 shares of common stock.

On June 20, 2008, we merged with our wholly owned subsidiary and changed our name to USR Technology, Inc. The change of name became effective with the OTC Bulletin Board of June 26, 2008 and our shares began trading under the symbol “USRT”.

Also on June 20, 2008, John L. Ogden resigned as President of the company and was appointed Chairman and J. David LaPrade was appointed as President and a Director. Mr. LaPrade has extensive experience in the oil and gas sector, specifically in the drilling of ultra short radius wells. He joined to lead the company in its deployment of USR, SR and other directional drilling services and proprietary well intervention technologies, including Rotary Steerable Tools and USR Mud Motors that are specifically designed to exploit remaining reserves, increase production from marginal wells, restore production from shut in wells and reduce water production. Effective July 1, 2008, we appointed Kamonchai Kesonpat as our Chief Operating Officer.

On August 22, 2008, we entered into an asset purchase agreement with Shuayb K. Al Suleimany wherein we agreed to acquire certain assets consisting of a variety of drilling equipment including drill bits, stabilizers, survey equipment, and two wireline trucks including tools and related components. In consideration for the purchase of the assets, we agreed to issue 738,989 post split restricted shares of our common stock to Shuayb K Al Suleimany. The fair value of the equipment was approximately $738,989. The closing of the transaction described in the asset purchase agreement occurred on August 26, 2008.

On July 3, 2008, we entered into a letter of intent with Euroslot S.A.S., a French company, concerning the granting by Euroslot of a credit against the future supply of certain assets, called Snake ScreenTM (the “Credit”) and an exclusive 20 year worldwide license (the “License”), excluding France, Iran and Russia, to use and market the Snake ScreenTM technology. On September 26, 2008, we entered into the definitive asset purchase agreement and license agreement with Euroslot for the Credit and License. The closing of the transaction occurred on September 26, 2008. In consideration for the Credit and License, we issued 2,000,000 restricted shares of our common stock.

Effective September 17, 2008, we effected a three (3) old for one (1) new reverse stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital decreased from 450,000,000 shares of common stock with a par value of $0.001 to 150,000,000 shares of common stock with a par value of $0.001and our issued and outstanding shares decreased from 37,976,967 shares of common stock to 12,658,989 shares of common stock. The reverse stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on September 17, 2008 under the stock symbol “USRI”.

On November 10, 2008, J. David LaPrade resigned as President and a Director of the Company and Kamonchai Kesonpat resigned as Chief Operating Officer of the Company. As a result of the resignations of Mr. LaPrade and Mr. Kesonpat, John Ogden was appointed as President and remained as Chairman. From this time until the merger with Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) our board of directors consisted solely of John Ogden.

During our quarter ended November 30, 2008, we ceased drilling services operations pending the receipt of additional financing. We required equity financing from the sale of our common stock to be able to execute our business plan and continue to make further acquisitions. Our management was unable to secure additional financing and as a result our management investigated additional opportunities for our company in all industry sectors.

On April 26, 2009, we entered into an agreement and plan of merger, as amended, with Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.), a private Nevada corporation and Ecological Acquisition Corp., a private Nevada corporation and wholly-owned subsidiary of our company. Ecological Acquisition Corp. was formed by our company for the purpose of acquiring all of the outstanding shares of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.). Pursuant to the agreement and plan of merger, as amended, Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) was to be merged with and into Ecological Acquisition Corp., with Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) continuing after the merger as a wholly-owned subsidiary of our company.

Pursuant to the terms of the Agreement and Plan of Merger, as amended:

  effective June 11 2009, we effected a two (2) old for one (1) new reverse stock split of our issued and outstanding common stock. As a result, our authorized capital decreased from 150,000,000 shares of common stock with a par value of $0.001 to 75,000,000 shares of common stock with a par value of $0.001 and our issued and outstanding shares decreased from 15,020,017 shares of common stock to 7,510,008 shares of common stock;

  effective June 11, 2009, we changed our name from “USR Technology, Inc.” to “Ecologic Transportation, Inc.”, by way of a merger with our wholly owned subsidiary Ecologic Transportation, Inc., which was formed solely for the change of name. The name change and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening of trading on June 11, 2009 under the new stock symbol “EGCT”. Our new CUSIP number is 27888B 105;

  certain of our pre-closing stockholders canceled 4,000,004 pre-consolidated shares of our common stock for no consideration for the purpose of making our capitalization more attractive to future equity investors; and

  certain affiliates of our company cancelled an aggregate of $108,500 of debt at no consideration.

On July 2, 2009, Ecological Acquisition Corp. was merged into Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) with Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) being the sole surviving entity under the name “Ecologic Sciences, Inc.” and our company being the sole shareholder of the surviving entity.

History of Ecologic Sciences, Inc. (formally Ecologic Transportation, Inc.)

Ecologic Sciences, Inc. was incorporated on December 16, 2008 and commenced operations on December 18, 2008. Ecologic Sciences, Inc. entered into a Lease Agreement on its office in Santa Monica, California in December 2008 to commence operations. Ecologic Sciences, Inc. retained Chase Mellen Esq. as its legal counsel and commissioned and received a full legal opinion as to the company’s standing, legality of its stock issuance and conformity with all laws governing corporate formation in Nevada and California. The company offered William N. Plamondon III to become its Chief Executive Officer and a Director on January 8, 2009 and Mr. Plamondon accepted the offer and, effective January 30, 2009, the company entered into an employment agreement with Mr. Plamondon whereby he will serve as the company’s chief executive officer for a term of three years with an annual compensation of $420,000. Mr. Paul Christianson accepted an offer to become Vice President of Rental Car Operations and Ms. Erin E. Davis accepted an offer to become Vice President of Marketing. Ms. Davis was subsequently offered the position of Secretary and accepted the offer. The company hired Moore & Associates, Chartered Accountants and Advisors, a PCAOB registered auditor, to perform an audit of our financial statements as of December 31, 2008. The company subsequently retained the auditor to perform a quarterly review of the company’s financial statements.

Copies of the company’s financial statements are attached as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

Ecologic Sciences, Inc. engaged Audio Eye, Inc. a Santa Monica, California based interactive agency to build out its Internet presence with the Ecologic website which includes a home site, rental car site and a systems site. The company negotiated a fixed price of $180,000 for the web development, to be paid in the form of the company’s common stock priced at $1.80 per share. The company entered into a separate Agreement with Audio Eye, Inc. to build out its Ecologic Talk Radio web portal for $90,000 to be paid in the form of the company’s common stock. The talk radio media web portal will have online radio and video capabilities and be able to have U.S. and international distribution as well as the capability to be distributed through Apple Computer’s IPhone and other smart phone mobile technologies.

Business Subsequent to the Acquisition of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.)

Our Business

As of the closing date of the agreement and plan of merger on July 2, 2009, we are a development stage company in the business of environmental transportation. We are structured with three primary operating units:

(a)	rental car division: which will focus on an environmental rental car operation;

(b)	systems division: which will focus on an alternative energy operation charged with the development and management of “enhancing” gas stations with alternative clean energy options and solutions; and

(c)	products division: that will develop, acquire and license environmentally friendly products to be distributed by our rental car and systems divisions.

Car Rentals

Currently, we intend to rent only environmentally friendly vehicles in the compact, full-size and sport-utility vehicle classes. We intend to rent cars on daily, multi-day, weekly and monthly basis. We expect that our primary source of revenue will consist of “base time and mileage” car rental fees which can include daily rates including mileage. We expect to also charge an additional fee for one-way rentals to and from specific locations. In addition to rental fees, we intend to sell other optional products to our customers, such as collision or loss damage waivers, supplemental liability insurance, personal effects coverage and gasoline.

Our customers will make rental reservations via our website, www.ecologictranspo.com, at our proposed partners’ websites, at the rental counter at any of our proposed locations, by phone, through several online travel websites that we intend to partner with or through a corporate account program in place with their employers.

We have held discussions with auto manufacturers such as Volkswagen, Toyota and Nissan about coupling green marketing initiatives with fleet sale programs.

Systems

We intend to develop and manage the “greening” of gas stations along with retrofitting them with alternative energy options and solutions. To build this infrastructure, we intend to provide turnkey management, installation, and integration of equipment procurement, equipment installation, contracting, fuel, and regulatory tax incentive and grant subsidization proposals.

We have signed a Memorandum of Understanding (“MOU”) dated May 12, 2009 with Green Solutions & Technologies, LLC (“GST”) a California based company that provides consumers with direct access to more environmentally friendly “green” fuels and technologies. GST, its principals and associates represent approximately 2,000 gas stations in California, Texas, Minnesota and Florida and have been involved in the retail distribution of energy products for over 20 years. Our MOU with GST, and the subsequent formal operating agreement, which has not yet been entered into, will call for GST to assist the company in negotiating contracts with the owners of gas stations whereby our company would represent their interest in arranging for the integration of alternative fuel options and enhancements such as solar panels. To date the clean fuels represented are CNG, Bio-Diesel, and Flex-

Fuel (Ethanol, E-10, E20, E-85).

Sales, Marketing, and Advertising

Our primary marketing objective will be to convey to customers that we are the only transportation company committed to the environment. We will seek to appeal to eco-conscious customers by stressing the interrelated environmental and economic benefits of renting our proposed environmentally friendly cars, using our proposed infrastructure, and purchasing our proposed environmental products.

We have developed a strategic media program for which our Ecologic Talk Radio will be the platform. We have designed our Ecologic Talk Radio media web portal and have retained Audio Eye, Inc. to build and develop it as part of the Ecologic Talk Radio media portal and online radio operation, we have procured equipment necessary to operate a premier online talk radio operation. The equipment includes a call center board, microphones, headsets, mixer and computer. We have recently finished negotiating the services of Richard Kepler to head up the Ecologic Talk Radio unit. Mr. Kepler is a veteran of traditional AM/FM Talk Radio with 15 years as the host of his own morning show in Philadelphia. Mr. Kepler is a pioneer of Internet Radio as a co-founder of Voice America, Boombox Radio and Renegade Talk. Effective June 29, 2009, the company entered into an employment agreement with Mr. Kepler whereby Mr. Kepler is to be vice president of radio operations for a term of two years with an annual compensation of $36,000. Pursuant to the terms of the employment agreement, Mr. Kepler’s annual compensation shall increase to $60,000 per annum on December 29, 2009. Mr. Kepler will be responsible for content development, recruitment of additional hosts and marketing initiatives. Although we believe the marketing and branding benefits that could arise from Ecologic Talk Radio are reason enough to have initiated the operation it is management’s goal that Ecologic Talk Radio will become a cash-flow positive operation and a profit center.

Other than as disclosed above, currently, our sales, marketing, and advertising efforts are minimal because of our size and limited financial resources.

Products

We intend to promote, develop, acquire and license environmental products and services.

Our Business Strategy

We believe that growth in demand for environmentally friendly cars and the anticipated increase in production of new models of these vehicles by major automakers have created an opportunity for an environmentally friendly transportation company such as ours. We intend to capitalize on our position as a prime mover in this market by executing a comprehensive business strategy.

Our business model supports growth while holding true to our planet-friendly mission. Our first objective is to purchase our fleet of rental cars and to secure our proposed rental locations. We expect that as costs of gasoline and prices continue to rise, demand for our environmentally-friendly, higher mile per gallon proposed fleet will increase. Our intended business operations and purchase of our fleet will be contingent on our company receiving financing.

This growing demand will allow us to add to our proposed fleet and additional rental locations. We intend to market our fleet to state governments, local governments and environmentally conscious organizations. Our business will continue to expand as more manufacturers make more hybrid, electric, CNG and other environmental vehicles. We will be able to expand our product offering, capitalizing on our position as the prime mover in the market.

We initially intend to have our rental locations located at airports on the west coast of the United States. Our strategy will be a multi-pronged approach. We intend to:

1.	enter into service/joint venture agreements with established car rental companies and use their locations to rent our proposed fleet of cars;

2.	identify acquisition targets for roll up;

3.	add business to expand acquisitions while “greening” the acquisitions; and

4.	develop new facilities that will also be a platform for Ecologic Systems and Ecologic Products

The execution of our business strategy will be contingent upon and require significant financing. There can be no assurance that such financing will become available or if it does, that it will be offered on favorable terms to us. Our ultimate goal is to achieve a national presence in the car rental industry.

Senior Management Team

We have assembled a senior management team with extensive leadership experience in all facets of the car rental industry. Our team has proven success in growth, acquisition integration, and turnaround situations and can draw on a vast network of industry and functional area experts when needed. Its network of relationships goes beyond this expertise and includes key industry players, including vehicle manufacturers, channel intermediaries such as insurance companies, and representatives of the financial community, where the team has established credibility from its past successes.

Competition

The car rental industry is characterized by intense competition on the basis of price, customer service, vehicle quality and availability and the convenience of rental locations. Our competition consists of national, regional and local companies that provide services in the airport and local markets. Currently, we are aware of no other major car rental company that rents only environmentally friendly cars. In the future, we anticipate competition and the eventual loss of our exclusive status. Through increased competition, however, we believe there will be corresponding benefits of increased customer awareness of our environmentally friendly rental cars, lower financing costs and improved results in the pre-owned sales market. Some of our competitors may have greater financial and other resources than we do or may be better positioned to compete for certain opportunities.

We are not aware of any other all environmental transportation company working to “green” gas stations, provide an environmental fueling infrastructure, or promote environmental transportation products.

Insurance

The nature of our proposed car rental business exposes us to a certain degree of risk of liability. Of primary concern are accidents involving vehicles rented from our proposed fleet, which exposes us to claims by customers or third parties for personal injury or property damage. We intend to manage our exposure through a combination of qualified self-insurance and risk transfer to insurance companies.

Government Regulation

Our operations will be subject to various federal, state and local laws, regulations, and controls including the leasing and sale of used cars, licensing, charge card operations, reservation policies, privacy and personal data protection, environmental protection, labor matters, insurance, prices, and advertising. We believe we are in compliance with any such regulations affecting our business.

Environmental Matters

Our business will be subject to various federal, state, and local government environmental regulations. The use of cars and other vehicles is subject to various governmental requirements designed to limit environmental damage, including those caused by emissions, discharge of gasoline, oil and other waste materials. Environmental legislation, regulations, and related administrative policies have changed rapidly in recent years. There is a risk that governmental environmental requirements, or enforcement thereof, may become more stringent in the future and that we may be subject to legal proceedings brought by government agencies or private parties with respect to environmental matters.

In addition, if we are successful in executing our business strategy, we may become exposed to additional environmental risks. If we acquire other rental companies, we may become subject to environmental liabilities for past conduct of such acquired companies. Further, at airport-leased properties we may acquire, we may be subject to environmental requirements imposed by airports, in addition to those obligations imposed by environmental regulatory agencies. Finally, our business of retrofitting fueling stations and gas stations may be subject to additional environmental requirements, state and federal.

While we believe that we are in substantial compliance with applicable requirements of environmental laws, we cannot offer assurance that our future environmental liabilities will not be material to our consolidated financial position, results of operations, or cash flows.

Dealings with Renters

In the United States, car rental transactions are generally subject to Article 2A of the Uniform Commercial Code, which governs “leases” of tangible personal property. Car rental is also specifically regulated in more than half of the states of the United States. The subjects of state regulation include the methods by which we advertise, quote and charge prices, the consequences of failing to honor reservations, the terms on which we deal with vehicle loss or damage (including the protections we provide to renters purchasing loss or damage waivers) and the terms and method of sale of the optional insurance coverage that we offer. Some states regulate the price, at which we may sell loss or damage waivers, and many state insurance regulators have authority over the prices and terms of the optional insurance coverage we offer.

We are subject to increasing regulation relating to customer privacy and data protection. In general, we are limited in the uses to which we may put data that we collect about renters, including the circumstances in which we may communicate with them. In addition, we are generally obligated to take reasonable steps to protect customer data while it is in our possession. Our failure to do so could subject us to substantial legal liability or seriously damage our reputation.

Seasonality

There is seasonality only in the car rental sector of our company. The car rental industry tends to be seasonal. The third quarter, during the peak summer months of July and August, has traditionally been the strongest quarter of the year in terms of numbers of rentals and rental rates.

Employees

Currently, we have 3 full time employees in addition to our directors and executive officers.

Over the next twelve months, we intend to significantly increase the number of our employees to 50.

Facilities

Our corporate headquarters are located at 1333 Ocean Avenue Suite D, Santa Monica, California 90401.

Intellectual Property

The Company has filed a trademark application with the US office of Trademarks to trademark the name “Ecologic Transportation, Inc.” and the following logo for our company:

Subsidiaries

Other than as described below, we do not have any subsidiaries:

  Ecologic Sciences, Inc.

  Ecologic Car Rentals, Inc., a Nevada Corporation

  Ecologic Systems, Inc., a Nevada Corporation

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

On July 2, 2009, we issued 17,309,486 shares of our common stock to the former shareholders of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.). We issued 17,209,486 shares to forty-seven (47) U.S. persons, as that term is defined in Regulation S of the Securities Act of 1933, relying on Section 4(2) of the Securities Act and/or Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended, and 100,000 shares to one (1) non-U.S. person pursuant to an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On July 1, 2009, we entered into a debt settlement subscription agreement with John L. Ogden, a director of our company, whereby Mr. Ogden has agreed to accept, in full satisfaction of the $55,417 currently owing to him, 110,834 restricted shares of our common stock issued at a deemed price of $0.50 per share. A copy of the agreement is attached to this Current Report as Exhibit 10.8. These shares were issued to one (1) U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933.

ITEM 5.01 – CHANGES IN CONTROL OF REGISTRANT

Upon closing of the transactions contemplated by the agreement and plan of merger on July 2, 2009, we issued 17,309,486 shares of our common stock to the former shareholders of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) in consideration for the acquisition of all of the issued and outstanding common shares in the capital of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.).

As of the closing date, the former shareholders of Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.) held approximately 75.85% of the issued and outstanding common shares of our company.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS AND PRINCIPAL EMPLOYEES; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 2, 2009, in connection with the closing of the agreement and plan of merger, we appointed William N. Plamondon III, Edward W. Withrow III, Edward W. Withrow Jr. and Shelly J. Meyers to our board of directors.

Our board of directors now consists of John L. Ogden, William N. Plamondon III, Edward W. Withrow III, Edward W. Withrow Jr. and Shelly J. Meyers.

On closing of the agreement and plan of merger, John Ogden resigned as President of the Company and our Officers now consist of William N. Plamondon III (President and Chief Executive Officer) and Erin E. Davis (Corporate Secretary and Vice President of Marketing and Communications).

Additionally, Paul Christensen has been appointed as Vice President of Rental Operations

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers, indicating their principal occupations during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

William N. Plamondon III – President, Chief Executive Officer and Director

Mr. Plamondon has served over 30 years in a variety of industries as Chief Executive Officer and Chief Restructuring Officer for both public and private companies. In his various roles as an executive, a board member, and an advisor, Mr. Plamondon realized that a critical success factor for any venture was the ability to get the right experience matched with the appropriate perspective. Mr. Plamondon has purchased over $500 million in acquisition value businesses and sold companies with enterprise values of over $1 billion. He has secured financings in excess of $3 billion.

As CEO of R.I. Heller & Co., LLC, Mr. Plamondon served on a variety of assignments such as the Chief Executive Officer of Advantage Car Rental. An expert in distributed management, he was brought in to plan and execute a restructuring. He also served as CEO for EV Rental Cars, LLC. Mr. Plamondon recently completed an assignment where he served as the interim CEO for Protein Polymer Technologies, Inc., a biomedical device company based in San Diego, CA. Prior to these assignments, he served as an Advisor to the CEO, CFO and the Board of Directors of Murray, Inc., a manufacturing company, pre and post filing for Chapter 11. Simultaneously, he served as the Chief Restructuring Officer for May Logistics Services where he restructured $100 million bank debt and sold a $20 million operating division of the company.

Prior to those assignments, Mr. Plamondon was President and Chief Executive Officer of ANC Rental Corporation, the parent company of Alamo Rent A Car and National Car Rental, a 2.5 billion dollar global company with over 14,000 employees. Following a successful restructuring including the renegotiation of all franchising agreements, the company was sold in October, 2003. He was appointed by the Board with the consensus of secured and unsecured creditors after serving as Chief Restructuring Officer, where he was responsible for developing and implementing a strategic plan to return the company to profitable growth in the aftermath of the travel industry slowdown following September 11, 2001. His tenure with the business began in June of 2000 when he was named to serve on ANC's board of directors, where he chaired the audit committee.

In December 2000, Mr. Plamondon joined E&Y Capital Advisors, LLC, a subsidiary of Ernst & Young LLP, as a consultant in its Restructuring Advisory Services Group. In addition to participating in client engagements, he developed and managed a "crisis management" resource to provide clients with experienced candidates for the positions of CEO, CFO and COO.

Prior to forming R.I. Heller & Co., LLC, Mr. Plamondon served as CEO of the First Merchants Acceptance Corporation, a $750m publicly-held financial services company. There he managed the turnaround, financial restructuring and sale of the company.

For more than 19 years Mr. Plamondon was with Budget Rent a Car. He began his career at Budget in 1978 in Franchise Development. As Vice President, Franchised Operations, he built the company's functions in Field Operations, Training and Development, and Acquisition and Refranchising, managing more than 25 transactions and $350 million in assets.

As Budget transitioned from a franchising to an operating company, Mr. Plamondon successfully restructured the Florida operations, the company's largest acquisition a $100 million subsidiary. In 1989, he returned to Corporate Headquarters as Executive Vice President of Sales and Marketing and later EVP North America.

In 1992, at the direction of Ford Motor Company and Budget's Board of Directors, Mr. Plamondon was named President of Budget Rent a Car; the title of CEO was added the following year. In this capacity, he was responsible for acquisitions integration, organizational development, and cost restructuring at the $2.5 billion company, whose more than 3200 locations spanned 117 countries. Mr. Plamondon left Budget in 1997 with the successful sale of the company to Team Rental Group.

Mr. Plamondon has served on the boards of private and public companies, as well as non-profit organizations. He was a founding member of the National Tourism Organization and formerly served on the Board of American Car Rental Association and the International Franchise Association. He currently serves on the Board of Trustees for North Central College, the Board of Directors of Protein Polymer Technologies, Inc., and is a 7-year member of the Executive Advisory Committee for Give Kids the World. Mr. Plamondon is an active member of the American

Bankruptcy Institute and the Turnaround Management Association. He is an accomplished key-note speaker for organizations and conventions worldwide.

Edward W. Withrow III - Chairman & Founder, Director

Mr. Withrow has over 20 years of experience as a financier, wherein he has developed an expertise in finding small undervalued and under-funded companies and creating value with them. In 1992 Mr. Withrow created Box Office Partners I, II, & III, a series of funds that provided off-balance sheet financing for foreign film distributors. In 1994 Mr. Withrow became a pioneer in the development of sell-thru educational entertainment video into grocery stores chains which led to the creation of Family Store Entertainment, LLC an educational entertainment company involved in production, licensing, acquisition and distribution of children’s entertainment. In 1998 Mr. Withrow co-founded Simplyfamily.com an Internet based an integrated affinity community.

In 2000, Mr. Withrow founded Huntington Chase Financial Group, LLC and Huntington Chase, Ltd. to engage in venture capital and merchant banking activities. From 2000 until the present, Mr. Withrow acquired, restructured, merged, created and was a senior advisor to 10 companies. From 2002 to 2004, Mr. Withrow was the CEO of Reward Enterprises, Inc., a public company and early adopter of VOIP telecommunications in the international market with operations in North Africa and India. In 2003 to 2004 Mr. Withrow founded Symphony Card, LLC a stored value debit card targeting the West African nation of Nigeria in partnership with Fountain Trust Bank, PLC.

From 2004 to 2005, Mr. Withrow became the CEO of Addison-Davis Diagnostics, Ltd, a leading edge point-of-care diagnostic company. From 2005 to present, Mr. Withrow co-founded of Eaton Scientific Systems, Ltd., a biotechnology company and developed a patent pending non-hormonal treatment for women in menopause and post cancer treatments. Mr. Withrow was co-author of the Patent. From 2006 to present, Mr. Withrow was a co-founder of Montecito Bio Sciences, Ltd. an innovative diagnostic company. He is the author of several patents in the life sciences space. In 2006 Mr. Withrow became a Managing Director of Orient Financial Group, Ltd a Hong Kong registered financial advisory firm headquartered in Hong Kong with representative offices in Geneva, Delhi and Los Angeles.

Mr. Withrow co-founded Save Our Children a non-profit organization that assisted in fundraising activities for charities that focused on child abuse and since 1999 has been actively involved with Planet Hope a non-profit organization that helps homeless mothers and their children.

John L. Ogden - Director

Mr. Ogden has 29 years experience in energy corporate finance, international negotiations, corporate and asset acquisition, business development and energy company management. In 1979, following his qualification as a barrister-at-law in England, he joined Wood Mackenzie & Co., in Edinburgh, Scotland, where he provided a range of advisory services to companies and to state entities and co-authored the most authoritative reference work for petroleum operations, finance and economics in northwest Europe. In 1982 he established and headed an energy team for Sheppards & Chase in London, building a successful natural resource corporate finance business. He was responsible for arranging the funding for Finance for Energy Limited, a provider of project finance to U.S. independent oil and gas companies, and subsequently served as a managing director. In 1985, Mr. Ogden established an independent corporate financial consulting business, initially in London and subsequently in Houston, specializing in domestic and international energy issues and providing acquisition and divestiture advice and execution; corporate financial consulting; corporate development and strategic advice; and contract negotiation and structuring. In 1995 he co-founded Wood Roberts, LLC, an energy corporate finance and advisory firm. As well as several mergers, acquisitions and financings in the exploration and production sectors, Mr. Ogden has advised companies with interests in ultra-short radius drilling to increase production from older oil and gas fields, and in various areas of alternative energy.

He holds a law degree, LL.B. (with honors), from the University of Leeds and was admitted as a Barrister-at-Law (Inner Temple) in England in 1979.

Edward W. Withrow Jr. - Director

Mr. Withrow has over 20 years of experience as a financier, wherein he has developed an expertise in finding small undervalued and under-funded companies and creating value with them. In 1992 he created Box Office Partners I, II, & III, a series of funds that provided off-balance sheet financing for foreign film distributors. In 1994 Mr. Withrow became a pioneer in the development of sell-thru educational entertainment video into grocery stores chains which led to the creation of Family Store Entertainment, LLC an educational entertainment company involved in production, licensing, acquisition and distribution of children’s entertainment. In 1998 Mr. Withrow co-founded Simplyfamily.com an Internet based integrated affinity community.

In 2000, Mr. Withrow founded Huntington Chase Financial Group, LLC and Huntington Chase, Ltd. to engage in venture capital and merchant banking activities. From 2000 until the present, Mr. Withrow acquired, restructured, merged, created and was a senior advisor to 10 companies. From 2002 to 2004, Mr. Withrow was the CEO of Reward Enterprises, Inc., a public company and early adopter of VOIP telecommunications in the international market with operations in North Africa and India. In 2003 to 2004 Mr. Withrow founded Symphony Card, LLC a stored value debit card targeting the West African nation of Nigeria in partnership with Fountain Trust Bank, PLC.

From 2004 to 2005, Mr. Withrow was CEO of Addison-Davis Diagnostics, Ltd, a leading edge point-of-care diagnostic company. In 2005 (to present) he co-founded Eaton Scientific Systems, Ltd., a biotechnology company and developed a patent pending non-hormonal treatment for women in menopause and post cancer treatments. Mr. Withrow was co-author of the Patent. In 2006 (to present) Mr. Withrow was a co-founder of Montecito Bio Sciences, Ltd. an innovative diagnostic company. He is the author of several patents in the life sciences space. Also in 2006 (to present) Mr. Withrow became a Managing Director of Orient Financial Group, Ltd a Hong Kong registered financial advisory firm headquartered in Hong Kong with representative offices in Geneva, Delhi and Los Angeles.

Mr. Withrow co-founded Save Our Children a non-profit organization that assisted in fundraising activities for charities that focused on child abuse and since 1999 has been actively involved with Planet Hope a non-profit organization that helps homeless mothers and their children.

Shelly J. Meyers - Director

Shelly Meyers has over 20 years of financial and investment experience. She is Founder and President of Palisades Management LLC, a Registered Investor Advisor (RIA) that provides investment management services to high net worth individuals and institutions. The firm also provides strategic advisory services to corporations pertaining to corporate finance and capital market activities.

Prior to founding Palisades Management,in June 2007 Ms. Meyers served as Executive Vice President for Pacific Global Investment Management Company (PGIMC), where she played an integral role in launching PGIMC’s high net worth management business, merging the separately managed account business of Meyers Capital Management (“MCM”) into PGIMC in mid-2003. While at PGIMC, the Firm’s high net worth business grew from less than $1,000,000 to approximately $100,000,000. Ms. Meyers also managed the Pacific Advisor Funds’ Multi-Cap Value Fund from inception (April 2002) to a five-year record that beat the S&P 500 on an annualized basis, and which ranked the Fund in the top 10% in its five year Morningstar peer group.

Ms. Meyers founded MCM and the Meyers Investment Trust in June 1996, and managed the Trust’s Meyers Pride Value Fund from inception in June 1996 to September 2001. The Fund was awarded a five star ranking by Morningstar under her management, and in 2001 Morningstar with Ms. Meyers as manager recognized the Fund as the #1 large-cap value fund in the United States. The Meyers Value Fund was sold to Citizens Funds in September 2001 with Ms. Meyers serving as sub-advisor until October 2002.

From 1993 to 1996, Ms. Meyers served as Assistant Vice-President at The Boston Company Asset Management, Inc. (“BCAM”). She acted as an Assistant Portfolio Manager and equity research analyst for the institutional investment group in a team responsible for equity investments valued at $10 billion. Prior to that, she served in the Finance Department at Chevron Corp, and was the first woman sent to important oil and gas operations throughout Asia and the South Pacific.

Ms. Meyers has often addressed national audiences on investing issues, with regular appearances on CNBC’s Power Lunch, CNN, and Bloomberg TV. She has also been featured in publications such as The Wall Street Journal, The New York Times, Investor’s Business Daily, USA Today, The Washington Post, Mutual Fund Magazine and Business Week. In 1998, Ms. Meyers was named to the Board of Trustees for E*Trade Funds, serving until September 2006. She was elected to the U.S. National Registry of Who’s Who, first listed in the year 2000 edition.

Ms. Meyers received her MBA from Dartmouth College’s Amos Tuck School of Business Administration. She received her BA with a major in Political Science and minor in Economics from the University of Michigan. Ms. Meyers was issued a CPA license by the state of California in 1990.

Erin E. Davis - Secretary and Vice President of Marketing and Communications

Ms. Davis has over 20 years of experience in the retail, restaurant and hospitality, media and travel industries. Specializing in the fields of communication/public relations/investor relations, mergers and acquisitions, organizational development, and performance enhancement, she has increased stakeholder value for both public and private global companies. She has over 15 years of experience working with companies throughout merger and acquisition periods, as well as bankruptcy restructuring. Having completed numerous mergers and acquisitions, she has refined her ability to quickly and accurately perform assessments and build teams to position companies for success. As a part of this process and in company restructurings, she has implemented strategic internal and external communication plans that have facilitated smooth transitions. Her unique skill set includes expertise in branding and co-branding to both the marketplace and internal audiences.

From 2005 to 2007 Ms. Davis served as Corporate Secretary and Vice President of Public Relations for Protein Polymer Technologies, Inc., a biotechnology company in California. She successfully completed their investor relations’ presentations, designed acquisition strategies, and headed up their public relations and investor relations. She also recently completed an assignment with Murray, Inc., a manufacturing company, on their pre and post bankruptcy filing communication and documentation. Prior to that, from 2002 to 2003, she was with ANC Rental Corporation as Vice President of Communications, leading both internal communication programs and external public relations including their worldwide franchising system. Ms. Davis has extensive training and development experience in a variety of big box retail chains and restaurants. Additionally, she is accomplished in media production work in the music industry and industrial film arena.

Ms. Davis worked with both financial institutions and operations executives executing a European insolvency with the German subsidiary of ANC. Additionally, she played a key role shutting down a failed roll-up with an international company. She is a certified executive coach, an award winning seminar speaker, and is an active member of the Turnaround Management Association and the American Bankruptcy Institute.

Paul Christensen – Vice President of Rental Operations

Mr. Christensen has over 30 years of experience managing both corporate, franchise and independent operations primarily in the Western United States. He has served in a number of capacities including Zone and Regional Vice President and Chief Operating Officer. He has spearheaded numerous acquisitions of rental car businesses as the firms with whom he was employed executed consolidation strategies. Mr. Christensen has also owned and operated a structural steel fabrication and erection business, which he subsequently sold.

Most recently, he managed the day-to-day operations including fleet management for EV Rental Cars. He spent 13 years with the Hertz Corporation between 1971 and 1984 managing various locations including Dallas, New Orleans, and Los Angeles Airport ultimately becoming responsible for all Southern California Pool operations at Hertz. As the Bay Area Manager for Budget he oversaw Western Corporate Operations. During this period he assisted in the successful acquisition of Reno, Monterey, Sacramento, Fresno and a number of local market locations.

As COO for Budget of Southern California Mr. Christensen controlled Budget's largest franchise operation for a six-year period. After the successful sale of this franchise he owned and operated the steel business in the San Francisco Bay Area. From 1997 to 1999,, as Western Regional Vice President for DTAG he again was involved in operations and in the acquisitions of San Diego, California, Orange County, California, Denver, Colorado, and Phoenix, Arizona. He reopened the Ontario, California Airport Operation and tripled the overall California fleet for DTAG during his tenure. Most recently from 2001 to 2003 he worked with the ANC Rental Corporation as General Manager for the Southern California Area.

Mr. Christensen's close involvement with the West coupled with his overall years of operational experience make him a valuable addition to our team. He is member of the American Car Rental Association, completed the internal MBA training program with Hertz, and is Zenger Miller Course graduate. He is also a Vietnam Era Veteran.

Family Relationships

Other than as described below, there are no family relationships among our directors or executive officers.

Edward W. Withrow, Jr is the father of Edward W. Withrow III; Erin E. Davis is the wife of William N. Plamondon III.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements for Ecologic Sciences, Inc. (formerly, Ecologic Transportation, Inc.)

	(1)	Audited Financial Statements for the years ended December 31, 2008

	(2)	Interim Financial Statements for the periods ended March 31, 2009

(b)	Exhibits

Exhibit	Description
Number

(3)	Articles of Incorporation and Bylaws

3.1	Articles of Incorporation (incorporated by reference to our registration statement on form SB-2 filed on November 30, 2006).

3.2	Bylaws (incorporated by reference to our registration statement on form SB-2 filed on November 30, 2006).

3.3	Certificate of Change filed with the Secretary of State of Nevada on April 2, 2008 (incorporated by reference from our Current Report on Form 8-K filed on April 21, 2008).

3.4	Articles of Merger (incorporated by reference from our Current Report on Form 8-K filed on June 26, 2008).

3.5

Certificate of Change filed with the Secretary of State of Nevada on August 29, 2008 with respect to the reverse stock split (incorporated by reference from our Current Report on Form 8-K filed on September 17, 2008).

3.6	Articles of Merger (incorporated by reference from our Current Report on Form 8-K filed on June 11, 2009).

3.7

Certificate of Change filed with the Secretary of State of Nevada on May 15, 2009 with respect to the reverse stock split (incorporated by reference from our Current Report on Form 8-K filed on June 11, 2009).

3.8*	Articles of Merger filed with the Secretary of State of Nevada on July 2, 2009 with respect to the merger between our wholly owned subsidiary, Ecological Acquisition Corp. and Ecologic Sciences, Inc.

(10)	Material Contracts

10.1	Agreement and Plan of Merger dated April 26, 2009 (incorporated by reference from our Current Report on Form 8-K filed on April 30, 2009).

10.2*	Employment agreement dated January 30, 2009 between our company and Mr. Plamondon.

Exhibit	Description
Number

10.3*	Agreement dated April 28, 2009 between our company and Audio Eye, Inc.

10.4*	Agreement dated May 15, 2009 between our company and Audio Eye, Inc.

10.5*	Employment agreement dated June 29, 2009 between our company and Mr. Kepler.

10.6*	Memorandum of Understanding dated May 12, 2009 between our company and Green Solutions & Technologies, LLC

10.7*	Form of debt settlement subscription agreement dated July 1, 2009 between our company and John L. Ogden.

(21)	Subsidiaries of the Registrant

21.1	Ecological Sciences, Inc. Ecologic Car Rentals, Inc. Ecologic Systems, Inc.

(99)	Additional Exhibits

99.1*	Audited Financial Statements of Ecologic Sciences, Inc. for the years ended December 31, 2008

99.2*	Interim Financial Statements of Ecologic Sciences, Inc. for the periods ended March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGIC TRANSPORTATION, INC.

/s/ William N. Plamondon III
William N. Plamondon III
Chief Executive Officer
Dated: July 9, 2009